                                                                 Exhibit (a)(3)

                                                                 Q9415-1418

                                                                 617208
                                                                 APPROVED
                                                                 By RB
                                                                 Date 12/22/93
                                                                 ?? 285.00
                                                                 93122226801


                            CERTIFICATE OF AMENDMENT
                  TO THE AMENDED ARTICLES OF INCORPORATION OF
                                FUNSHARES, INC.

          Richard A. Barone, President, and William E. Kent, Secretary, of FunShares, Inc., an Ohio corporation (the "Corporation"), do hereby certify that the holders of all shares of said Corporation entitled to vote for a proposal to amend the Amended Articles of Incorporation did, on the 22nd day of November, 1993, by written consent and pursuant to Section 1701.54 of the Ohio Revised Code, adopt the following amendment to the Articles of Incorporation:

         RESOLVED, That Article FOURTH of the Amended Articles of Incorporation of this Corporation be amended in its entirety to read as follows:

               FOURTH: The Corporation shall be authorized to issue 600,000 common shares without par value.

          IN WITNESS WHEREOF, Richard A. Barone, President, and William E. Kent, Secretary, of FunShares, Inc., acting for and on behalf of said Corporation, have hereunto set their hands this 14th day of December 1993.



                                              /s/ Richard A. Barone
                                              ------------------------------
                                              Richard A. Barone, President



                                              /s/ William E. Kent
                                              ------------------------------
                                              William E. Kent, Secretary


                                                          RECEIVED
                                                        DEC 22 1993
                                                    SECRETARY OF STATE

#617208

                           UNITED STATES OF AMERICA,
                                 STATE OF OHIO,
                        OFFICE OF THE SECRETARY OF STATE


I, J. Kenneth Blackwell, Secretary of State of the State of Ohio, do hereby certify that the foregoing is a true and correct copy, consisting of 2 pages, as taken from the original record now in my official custody as Secretary of State.


                                        WITNESS my hand and official seal at
                                        Columbus, Ohio, this 7th day of
     [SECRETARY OF STATE OF             November A.D. 2002
         OHIO SEAL]


                                        /s/ J. Kenneth Blackwell
                                        -------------------------------------
                                                         J. KENNETH BLACKWELL
                                                           SECRETARY OF STATE


                                        BY:  /s/ M. Morgan
                                            ---------------------------------



  NOTICE: THIS IS AN OFFICIAL CERTIFICATION ONLY WHEN REPRODUCED IN RED INK